UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 414-524-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Johnson Controls, Inc. 2012 Omnibus Incentive Plan

As described under Item 5.07 of this Current Report, at the 2013 Annual Meeting of Johnson Controls Inc. (the “Company”) held on January 23, 2013 (the “2013 Annual Meeting”), the shareholders of the Company approved the Johnson Controls, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”). The Company provided the 2012 Plan to the shareholders of the Company as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 10, 2012 (the “Proxy Statement”).

The 2012 Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) and authorizes the grant of incentive awards to eligible officers or other employees. The types of awards authorized by the 2012 Plan comprise of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units, other stock-based awards, annual incentive awards and long-term incentive awards. Subject to the limitations specified in the 2012 Plan, the Committee will determine the types of awards to be granted to individual participants and the terms and conditions of the awards.

The 2012 Plan provides that 36,800,000 shares of the Company’s common stock are reserved for issuance under the 2012 Plan, subject to adjustment in case of certain events described in the 2012 Plan. The number of shares reserved will be depleted by 2.65 shares for each share subject to a full-value award, such as restricted stock, restricted stock units and performance shares. The 2012 Plan specifies individual award limits and prohibits the backdating of options or stock appreciation rights, the repricing of options or stock appreciation rights and the granting of discounted options or stock appreciation rights. Unless earlier terminated by the Company’s Board of Directors, the 2012 Plan will remain in effect until all common stock reserved for issuance under the 2012 Plan has been issued. The foregoing summary of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is filed as Exhibit 10.1(a) to this Current Report on Form 8-K and incorporated herein by reference.

Effect of 2012 Plan on Existing Incentive Plans

Prior to shareholder approval of the 2012 Plan, the Company maintained the Johnson Controls, Inc. 2007 Stock Option Plan and the Johnson Controls, Inc. 2001 Restricted Stock Plan, which authorized the grant of equity awards to employees, and the Johnson Controls, Inc. Annual Incentive Plan and the Johnson Controls, Inc. Long-Term Incentive Plan, which authorized the grant of cash-based incentive awards to employees (collectively the “Existing Plans”). The Existing Plans terminated on January 23, 2013 as a result of shareholder approval of the 2012 Plan, ending the authority to grant new awards under the Existing Equity Plans. All awards under the Existing Plans that were outstanding as of January 23, 2013 continue to be governed by the Existing Plans.

2012 Plan Award Agreements

On January 23, 2013, the Committee approved forms of equity-based award agreements for use under the 2012 Plan and made awards using those forms, including awards to Mr. Molinaroli in light of the election described below. The form of performance share unit agreement approved by the Committee is filed herewith as Exhibit 10.1(b) and incorporated herein by reference. The form of restricted stock/restricted stock unit agreement approved by the Committee is filed herewith as Exhibit 10.1(c) and incorporated herein by reference. The form of option or stock appreciation right award agreement approved by the Committee is filed herewith as Exhibit 10.1(d) and incorporated herein by reference.

Grants of Performance Share Unit Awards

As disclosed on pages 45-46 of the Proxy Statement, shareholder approval of the 2012 Plan at the 2013 Annual Meeting resulted in grants of performance-based share unit (“PSU”) awards under the 2012 Plan becoming effective on January 23, 2013. The Committee had approved the PSU award values for the Company’s executive officers, including Messrs. Roell, McDonald, Myers, and Molinaroli and Dr. Bolzenius, in November 2012, but the grants were delayed until shareholder approval of the 2012 Plan. On January 23, 2013, based on shareholder approval of 2012 Plan, the Committee gave final approval for the PSU awards. The value of the PSU awards to the Company’s named executive officers is as follows: Mr. Roell—$4,760,100, Mr. McDonald—$1,393,500, Dr. Bolzenius—$1,393,500, Mr. Myers—$1,378,000, and Mr. Molinaroli—$2,657,500. The Committee adjusted the size of Mr. Molinaroli’s award relative to the amount that appeared in the Proxy Statement in light of the election described below. The number of PSUs granted is equal to the PSU award value divided by the closing price of the Company’s common stock on January 23, 2013. The PSUs are generally contingent on the achievement of pre-determined performance goals over a three-year performance period as well as on the award holder’s continuous employment until the vesting date, subject to exceptions in the event of the award holder’s earlier death, disability or retirement. Each PSU that is earned will be settled with a share of the Company’s common stock following the completion of the performance period. The foregoing summary of the PSU awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of performance share unit agreement, a copy of which is filed as Exhibit 10.1(b) to this Current Report on Form 8-K and incorporated herein by reference.

Election of Vice Chairman

Effective January 23, 2013, the Board elected the Company’s corporate Vice President and President, Power Solutions, Mr. Molinaroli, to the position of Vice Chairman of the Company effective immediately. As a result, Mr. Molinaroli will no longer serve as corporate Vice President and President, Power Solutions, and Mr. Brian Kesseler will succeed him in that role.

Mr. Molinaroli was elected a Corporate Vice President of the Company in May 2004 and has served as President of the Company’s Power Solutions business since January 2007. Previously, Mr. Molinaroli served as Vice President and General Manager for North America Systems & the Middle East for the Company’s Building Efficiency business and has held increasing levels of responsibility for controls systems and services sales and operations. Mr. Molinaroli joined the Company in 1983.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this Current Report, at the 2013 Annual Meeting, the shareholders of the Company voted on and approved the restatement of the Restated Articles of Incorporation of the Company to declassify the Board of Directors and effectuate certain other non-substantive changes. A copy of the Restated Articles of Incorporation of the Company, as amended and restated through January 23, 2013, is filed as Exhibit 3.1 to this Current Report on Form 8-K. The Company filed the approved Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions on January 24, 2013.

The Board of Directors also approved amendments to the Company’s By-Laws that related to the then-proposed restatement of the Company’s Restated Articles of Incorporation, among other things, to declassify the Board of Directors. These By-Law amendments were effective only if the Company’s shareholders approved the proposed restatement of the Company’s Restated Articles of Incorporation at the 2013 Annual Meeting. Because shareholders approved the restatement of the Company’s Restated Articles of Incorporation, the change to the By-Laws of the Company became effective upon filing of the Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions on January 24, 2013. The By-Laws of the Company, as amended and restated through January 24, 2013, are filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the 2013 Annual Meeting. In an uncontested election, the Company’s shareholders approved the election of the Board of Directors’ four director nominees to serve for a three-year term expiring in 2016:

Nominee	For	Withheld	Broker non-votes
David P. Abney	522,291,876	12,021,533	71,098,943
Julie L. Bushman	521,917,762	12,395,647	71,098,943
Eugenio Clariond Reyes-Retana	514,027,604	20,285,805	71,098,943
Jeffrey A. Joerres	520,834,864	13,478,545	71,098,943

The other directors of the Company whose terms in office expire after the 2013 Annual Meeting of Shareholders are as follows: terms expiring at the 2014 Annual Meeting of Shareholders—Natalie A. Black, William H. Lacy and Stephen A. Roell, and terms expiring at the 2015 Annual Meeting of Shareholders—Dennis W. Archer, Richard Goodman and Mark P. Vergnano.

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was approved by the shareholders with 594,452,959 shares voted for, 8,384,537 shares voted against, and 2,574,856 shares abstaining. This proposal required that the votes cast ‘for’ the proposal must exceed the votes cast ‘against’ the proposal for shareholders to approve the proposal.

The management proposal to restate the Company’s Restated Articles of Incorporation to declassify the Board of Directors and effectuate certain other non-substantive changes was approved with 526,836,634 shares voted for, 3,991,514 shares voted against, 3,484,080 shares abstaining and 71,100,124 broker non-votes. This proposal required an affirmative vote of 2/3rds of the 683,922,025 outstanding shares of the Company’s common stock as of the November 15, 2012 record date for shareholders to approve the proposal.

The Johnson Controls, Inc. 2012 Omnibus Incentive Plan was approved by the shareholders with 495,814,163 shares voted for, 34,553,464 shares voted against, 3,944,601 shares abstaining and 71,100,124 broker non-votes. This proposal required that the votes cast ‘for’ the proposal must exceed the votes cast ‘against’ the proposal and shareholders holding a majority of the outstanding shares of the Company’s common stock must cast votes on the proposal for shareholders to approve the proposal.

The management proposal to consider an advisory vote on the compensation of the Company’s named executive officers was approved with 496,925,857 shares voted for, 29,658,359 shares voted against, 7,728,012 shares abstaining and 71,100,124 broker non-votes. This proposal required that the votes cast ‘for’ the proposal must exceed the votes cast ‘against’ the proposal for shareholders to approve the proposal.

The shareholder proposal relating to an independent Chair of the Board of Directors was not approved by shareholders with 157,878,414 shares voted for, 372,184,704 shares voted against, 4,248,310 shares abstaining and 71,100,924 broker non-votes. This proposal required that the votes cast ‘for’ the proposal must exceed the votes cast ‘against’ the proposal for shareholders to approve the proposal.

The shareholder proposal relating to permitting shareholder action by written consent was not approved by shareholders with 151,303,136 shares voted for, 377,983,235 shares voted against, 5,025,057 shares abstaining and 71,100,924 broker non-votes. This proposal required that the votes cast ‘for’ the proposal must exceed the votes cast ‘against’ the proposal for shareholders to approve the proposal.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1*	Restated Articles of Incorporation of Johnson Controls, Inc., as amended through January 23, 2013

3.2*	Johnson Controls, Inc. By-Laws, as amended and restated through January 24, 2013

10.1(a)*	Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1(b)*	Form of performance share unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan.

10.1(c)*	Form of restricted stock/restricted stock unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1(d)*	Form of option or stock appreciation right award for Johnson Controls, Inc. 2012 Omnibus Incentive Plan

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: January 28, 2013		/s/ Jerome D. Okarma
	Name:	Jerome D. Okarma
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Johnson Controls, Inc., as amended through January 23, 2013

3.2	Johnson Controls, Inc. By-Laws, as amended and restated through January 24, 2013

10.1(a)	Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1(b)	Form of performance share unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1(c)	Form of restricted stock/restricted stock unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1(d)	Form of option or stock appreciation right award for Johnson Controls, Inc. 2012 Omnibus Incentive Plan